Exhibit 1.1
1,250,000 ITS
USB CAPITAL IX
6.189% Fixed-to-Floating Rate Normal Income Trust Securities
(liquidation amount $1,000 per security)
fully and unconditionally guaranteed by
U.S. BANCORP
Underwriting Agreement
                                             March 14, 2006
Wachovia Capital Markets, LLC
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901
Ladies and Gentlemen:
          USB Capital IX, a statutory trust created under the laws of the State of Delaware (the “Trust”), and U.S. Bancorp, a Delaware corporation (the “Guarantor”), as depositor of the Trust and as Guarantor under the Guarantee referred to herein, propose, subject to the terms and conditions stated herein, to sell to you, the underwriters named in Schedule I (the “Underwriters”) 1,250,000 of the Trust’s Fixed-to-Floating Rate Income Trust Securities, liquidation amount $1,000 per security, referred to in Schedule II (the “Normal ITS”). The proceeds of the sale of the Normal ITS and of the common securities of the Trust (the “Trust Common Securities”) to be sold by the Trust to the Guarantor are to be invested in $1,251,000,000 principal amount of the Guarantor’s Remarketable Junior Subordinated Notes due 2042 (the “Junior Subordinated Notes”), to be issued pursuant to the Junior Subordinated Indenture, dated as of April 28, 2005 between the Guarantor and Delaware Trust Company, National Association (the “Original Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of August 3, 2005, between the Guarantor and the Original Trustee, as further amended and supplemented by the Second Supplemental Indenture, dated as of December 29, 2005, among the Guarantor, the Original Trustee and Wilmington Trust Company, as trustee (the “Indenture Trustee,” and such amended and supplemented Junior Subordinated Indenture, the “Base Indenture”), and the Third Supplemental Indenture, dated as of March 17, 2006, between the Guarantor and the Indenture Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to be entered into at or before the Closing Date between the Guarantor and the Indenture Trustee. The Trust will contemporaneously enter into (i) a Stock Purchase Contract Agreement (the “Stock Purchase Contract Agreement”) with the Guarantor, pursuant to which the Trust will agree to purchase 12,510 Stock Purchase Contracts (each a “Stock Purchase Contract”), each having a stated amount of $100,000 and obligating the Trust to purchase from the Guarantor, and the Guarantor to sell to the Trust, subject to the terms hereof, one share of the Guarantor’s Series A Non-Cumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Preferred Stock”), on the Stock Purchase Date provided for (and as defined in) the Stock Purchase Contract Agreement, and (ii) a Collateral Agreement (the “Collateral Agreement”) with U.S. Bank National Association, as collateral agent (the “Collateral Agent”), under which the Trust will initially pledge the Junior Subordinated Notes to secure its obligation to purchase Preferred Stock under the Stock Purchase Contracts.
          Capitalized terms used herein and not otherwise defined but that are defined in the Pricing Prospectus (as defined in Section 1(A)(a)), have the meanings specified in the Pricing Prospectus.
          1. Representations and Warranties. (A) Each of the Guarantor and the Trust jointly and severally represents and warrants to, and agrees with, each Underwriter as follows (except that the representation, warranty and agreement in paragraph (d) of this Section 1(A) is given only by the Guarantor and not by the Trust):
     (a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-132297) in respect of the Normal ITS and related securities (including the Capital ITS, the Stripped ITS, the Junior Subordinated Notes, the Guarantee, the Stock Purchase Contracts and the Preferred Stock (collectively, the “Related Securities”)) has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; pursuant to the Act, such registration statement, and any post-effective amendment thereto, became effective on filing; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Guarantor or the Trust (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Normal ITS filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Trustee’ Statement of Eligibility on Form T-1 (each a “Form T-1”), and including any prospectus supplement relating to the Normal ITS that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(A)(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Normal ITS filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(A)(a) is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Normal ITS filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Normal ITS is hereinafter called an “Issuer Free Writing Prospectus”).
     (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter expressly for use therein.
     (c) For the purposes of this Agreement, the “Applicable Time” is 12:44 P.M. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(A)(a), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter expressly for use therein.
     (d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b).

     (e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter expressly for use therein.
     (f) The Trust has been duly created and is validly existing as a statutory trust in good standing under the laws of the State of Delaware and at the Closing Date will have the power and authority (trust and other) to own its property and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus and to execute and deliver and perform its obligations under the Other Trust Transaction Agreements (as defined in paragraph (A)(g) of this Section 1).
     (g) The Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Amended and Restated Trust Agreement in substantially the form previously provided to you and to be entered into at or before the Closing Date among the Guarantor, as depositor, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the individuals named therein, as Administrative Trustees (collectively, the “Trustees,” and such Amended and Restated Trust Agreement, the “Trust Agreement”) and described in the Pricing Prospectus and the Prospectus; the Trust is not, and at the Closing Date will not be, a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the other Transaction Agreements (as defined in the Amended and Restated Trust Agreement) (such other Transaction Agreement include the Stock Purchase Contract Agreement and the Collateral Agreement and collectively, are referred to as the “Other Trust Transaction Agreements”); and the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Other Trust Transaction Agreements and described in the Pricing Prospectus and the Prospectus.
     (h) At the Closing Date, the Normal ITS will have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will have been duly and validly issued and will be fully paid and non-assessable beneficial interests in the Trust entitled to the benefits of the Trust Agreement, and the Normal ITS will conform in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.

     (i) At the Closing Date, the Capital ITS and the Stripped ITS will have been duly authorized and, if issued and delivered in accordance with the Trust Agreement, will have been duly and validly issued and will be fully paid and non-assessable beneficial interests in the Trust entitled to the benefits of the Trust Agreement, and the Capital ITS and the Stripped ITS when issued will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.
     (j) At the Closing Date, the Trust Common Securities will have been duly authorized and will have been duly and validly issued and will be fully paid and non-assessable (subject to the qualifications described in the proviso to Section 6(f)(vi)) beneficial interests in the Trust entitled to the benefits of the Trust Agreement and will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights; at the Closing Date, all of the issued and outstanding Trust Common Securities will be directly owned by the Guarantor, free and clear of all liens, encumbrances, equities or claims; and the Trust Common Securities and the ITS are the only beneficial interests in the Trust authorized to be issued by the Trust.
     (k) The holders of the Normal ITS, and if and when issued the Capital ITS and Stripped ITS, will be entitled to the same limitation on personal liability that is extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.
     (l) At the Closing Date, each Other Trust Transaction Agreement (collectively with this Agreement, the “Trust Transaction Agreements”) will have been duly authorized, executed and delivered by the Trust and will constitute a valid and legally binding instrument of the Trust, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally, and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity embodied in Minnesota, Delaware and New York statutes and common law; and the Trust Transaction Agreements will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.
     (m) This Agreement has been duly authorized, executed and delivered by the Trust.

     (n) The provisions of the Collateral Agreement are effective to create in favor of the Collateral Agent for the benefit of the Guarantor a valid security interest under the Uniform Commercial Code as in effect in the State of New York on the date hereof (the “UCC”) in all “security entitlements” (as defined in Section 8-102(a)(17) of the UCC and the Federal Book-Entry Regulations) now or hereafter carried in or to the Junior Subordinated Notes or treasury securities included in the Pledge Account (the “Pledged Securities Entitlements”); and the provisions of the Collateral Agreement are effective under the UCC and the Federal Book-Entry Regulations to perfect the security interest of the Collateral Agent for the benefit of the Guarantor in the Pledged Security Entitlements. “Federal Book-Entry Regulations” means (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)” governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills) and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. Section 357.10 through Section 357.14 and Section 357.41 through Section 357.44 (including related defined terms in 31 C.F.R. Section 357.2); and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other Book-Entry Securities.
     (o) At the Closing Date, the Trust will have all power and authority necessary to execute and deliver this Agreement, the ITS, the Trust Common Securities and the Other Trust Transaction Agreements and to perform its obligations hereunder and thereunder; the issuance by the Trust of the Normal ITS and the Trust Common Securities, the Exchanges (as defined in the Trust Agreement) and the related issuances of Capital ITS and Stripped ITS in accordance with the Trust Agreement, the purchase by the Trust of the Junior Subordinated Notes, the purchase by the Trust of shares of Preferred Stock pursuant to the Stock Purchase Contract Agreement, and, the execution and delivery by the Trust of the Trust Transaction Agreements and the performance by it of its obligations thereunder will not result in any violation of or conflict with (A) this Agreement or the Certificate of Trust of the Trust, (B) any applicable Delaware law, rule or regulation or (C) any provision of applicable law of the United States; will not contravene any provision of applicable law, the Trust Agreement, the certificate of incorporation or bylaws of the Guarantor or articles of association or bylaws of U.S. Bank National Association or any agreement or other instrument binding upon the Trust, the Guarantor or U.S. Bank National Association that is material to the Trust or to the Guarantor and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the issue and sale of the Normal ITS and the Trust Common Securities by the Trust, the Exchanges and the related issuances of Capital ITS and Stripped ITS in accordance with the terms of the Trust Agreement, the purchase by the Trust of the Junior Subordinated Notes, the purchase by the Trust of shares of Preferred Stock pursuant to the Stock Purchase Contract Agreement or the execution, delivery or performance by the Trust of any of the Other Transaction Agreements or the consummation by the Trust of the transactions contemplated thereby, except such as have been made or obtained or will be made or obtained prior to the Closing Date and except such as may be required under applicable state securities or “blue sky” laws.
     (p) The Trust is not and, after giving effect to the offering and sale of the Normal ITS will not be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (B) The Guarantor (on behalf of itself and each of its subsidiaries) represents and warrants to, and agrees with, each Underwriter that:
     (a) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; and the Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing would not have a material adverse affect on the condition, financial or otherwise, or in the earnings, income, affairs or business prospects (a “Material Adverse Effect”) of the Trust or the Guarantor and its subsidiaries considered as one enterprise.
     (b) U.S. Bank National Association, the Guarantor’s principal subsidiary bank, has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; all of the issued and outstanding capital stock of such bank has been duly authorized and validly issued and is fully paid and, except as provided in 12 U.S.C. Section 55, non-assessable; and 100% of its capital stock, other than any director’s qualifying shares, is owned by the Guarantor, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.
     (c) Each of the Guarantor and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) the transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Guarantor has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Guarantor, including its subsidiaries, is made known to the principal executive officer and the principal financial officer; and the Guarantor has utilized such controls and procedures in preparing and evaluating the disclosures in the Pricing Disclosure Package and the Prospectus.
     (d) The authorized capitalization of the Guarantor is as set forth in the Pricing Disclosure Package and the Prospectus, and the shares of issued and outstanding capital stock set forth thereunder have been duly authorized and validly issued and are fully paid and non-assessable and conform to the descriptions thereof contained in the Pricing Disclosure Package and Prospectus.
     (e) Each of the Administrative Trustees is an employee of or affiliated with the Guarantor and, at the Closing Date, the Trust Agreement will have been duly executed and delivered by each Administrative Trustee and will constitute a valid and legally binding instrument of each Administrative Trustee, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally, and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity embodied in Minnesota, Delaware and New York statutes and common law.
     (f) The Junior Subordinated Notes have been duly authorized, and, when issued, delivered and paid for at the Closing Date as contemplated by the Pricing Prospectus, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and, at the Closing Date, the Indenture will be duly qualified under the Trust Indenture Act and will constitute a valid and legally binding instrument, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally; and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity embodied in Minnesota, Delaware and New York statutes and common law; and the Junior Subordinated Notes and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.
     (g) The shares of Preferred Stock to be issued by the Guarantor to the Trust under the Stock Purchase Contracts on the Stock Purchase Date have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Stock Purchase Contract Agreement and as provided in the Guarantor’s certificate of incorporation, as amended, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.
     (h) Each of the Trust Agreement, the Guarantee Agreement, the Stock Purchase Contract Agreement and the Collateral Agreement (collectively, the “Other Guarantor Transaction Agreements” and, together with this Agreement, the Indenture and the Junior Subordinated Notes, the “Guarantor Transaction Agreements”) has been duly authorized by the Guarantor and, when executed and delivered at the Closing Date, will constitute a valid and legally binding instrument of the Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally, and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity embodied in Minnesota, Delaware and New York statutes and common law; and the Remarketing Agreement has been duly authorized by the Guarantor and, when executed and delivered, will constitute a valid and legally binding instrument of the Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally, and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity embodied in Minnesota, Delaware and New York statutes and common law.
     (i) This Agreement has been duly authorized, executed and delivered by the Guarantor.
     (j) The Guarantor has all corporate power and authority necessary to execute and deliver (1) each of the Guarantor Transaction Agreements and the

Remarketing Agreement and, (2) on the Stock Purchase Date, certificates representing the Preferred Stock to be then issued, and to perform its obligations under the Guarantor Transaction Agreements, the Remarketing Agreement and the Preferred Stock; the execution, delivery and performance of the Guarantor Transaction Agreements, the Remarketing Agreement and the terms of the Preferred Stock as established in the Guarantor’s certificate of incorporation, as amended, once issued, by the Guarantor and compliance with the provisions thereof by the Guarantor will not contravene any provision of applicable law, the Trust Agreement, the certificate of incorporation or bylaws of the Guarantor or articles of association or bylaws of U.S. Bank National Association or any agreement or other instrument binding upon the Guarantor or U.S. Bank National Association that is material to the Guarantor and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor or any subsidiary; and, no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance by the Guarantor of the Guarantor Transaction Agreements or the Remarketing Agreement or issuance of the Preferred Stock in accordance with the Stock Purchase Contract Agreement, except such as have been made or obtained or will be made or obtained at or before the Closing Date and except such as may be required under applicable state securities or “blue sky” laws.
     (k) Neither the Guarantor nor U.S. Bank National Association is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default would be material to the Trust or to the Guarantor and its subsidiaries taken as a whole.
     (l) Each of the Guarantor and the subsidiaries of the Guarantor own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted.
     (m) Each of the Guarantor and the subsidiaries of the Guarantor own or possess adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Guarantor nor any of the subsidiaries of the Guarantor has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Trust or of the Guarantor and its subsidiaries considered as one enterprise;

     (n) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the the Guarantor, threatened against or affecting, the Trust or the Guarantor or any of the subsidiaries of the Guarantor, which might have a Material Adverse Effect on the Trust or the Guarantor and the subsidiaries of the Guarantor considered as one enterprise, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement and the consummation of the transactions contemplated hereby; and there are no material contracts or documents of the Trust or the Guarantor or any of the subsidiaries of the Guarantor which are required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations of the Commission thereunder which have not been so filed;
     (o) No labor dispute with the employees of the Guarantor or any of its subsidiaries exists or, to the knowledge of the Guarantor, is imminent.
     (p) Ernst & Young LLP, who certified the financial statements, Guarantor management’s assessment of internal controls and the Guarantor’s internal controls included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act and the Exchange Act and the rules and regulations issued by the Commission thereunder.
     (q) The financial statements of the Guarantor and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of the Act and present fairly the financial position of the Guarantor and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved; and the pro forma financial information, and the related notes thereto, included or incorporated by reference to the Pricing Disclosure Package and the Prospectus, have been prepared in accordance with the applicable requirements of the Act and the Exchange Act and the rules and regulations issued by the Commission thereunder.
     (r) Neither the Guarantor nor any of its affiliates, as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”),has taken, nor will the Guarantor or any Affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Guarantor to facilitate the offering, sale or resale of the Normal ITS;

     (s) To the best knowledge of the Guarantor, the operations of the Guarantor and its subsidiaries are currently in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and any instances of non-compliance have been resolved with the applicable governmental agency and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Guarantor, threatened.
     (t) None of the Guarantor, any of its subsidiaries or, to the knowledge of the Guarantor, any director, officer, agent, employee of the Guarantor or any of its Affiliates or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Guarantor will not directly or indirectly use the proceeds of the offering of the Normal ITS and Related Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (u) The Guarantor and, to the best of its knowledge, its officers and directors are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (v) (A) At the time the Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Normal ITS in reliance on the exemption of Rule 163 under the Act and (B) at the date hereof, the Guarantor was and is a “well-known seasoned issuer” as defined in Rule 405 under the Act (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405.
     (w) Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has not been any change in the capital stock or long-term debt of the Guarantor or any of its subsidiaries, (B) there has been no Material Adverse Effect on the Trust or the Guarantor and the subsidiaries of the Guarantor considered as one enterprise, whether or not arising in the ordinary course of business and (C) there have been no material transactions entered into by the Trust or the Guarantor, or any of the subsidiaries of the Guarantor other than those in the ordinary course of business.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Guarantor and the Trust agree that the Trust will sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at the purchase price set forth in Schedule II, the number of Normal ITS set forth opposite such Underwriter’s name in Schedule I.
          As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds from the sale of the Normal ITS will be used by the Trust to purchase the Junior Subordinated Notes, the Guarantor on the Closing Date will pay by wire transfer of immediately available funds to Wachovia Capital Markets, LLC, for the accounts of the several Underwriters, the amount per Normal ITS set forth in Schedule II in respect of the Normal ITS to be delivered by the Trust hereunder on the Closing Date.
          3. Delivery and Payment. Delivery of and payment for the Normal ITS shall be made at the office, on the date and at the time specified in Schedule II, which date and time may be postponed by agreement between the Underwriters, the Trust and the Guarantor (such date and time of delivery of and payment for the Normal ITS being herein called the “Closing Date”). The Normal ITS to be purchased by each Underwriter hereunder will be represented by one or more global certificates representing Normal ITS that will be deposited by or on behalf of the Trust with The Depository Trust Company (“DTC”) or its designated custodian. Delivery of the Normal ITS shall be made by causing DTC to credit the Normal ITS to the account of Wachovia Capital Markets, LLC at DTC, for the respective accounts of the several Underwriters at DTC, against payment by the several Underwriters through Wachovia Capital Markets, LLC of the purchase price thereof to or upon the order of the Trust in the manner and type of funds specified in Schedule II.
          The Trust and the Guarantor agree to have the certificates representing the Normal ITS available for checking in New York, New York at the Closing Location specified in Schedule II, on the business day prior to the Closing Date.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Normal ITS for sale as set forth in the Pricing Disclosure Package and the Prospectus.
          5. Agreements. (A) General. The Trust and the Guarantor jointly and severally agree with the several Underwriters as follows (except that the agreements in paragraphs (e) and (g) of this Section 5(A) are made only by the Guarantor and not by the Trust):

     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus unless they have furnished to you a copy for your review prior to filing or transmission for filing of the same with or to the Commission; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Trust or the Guarantor with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Trust or Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus; for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering and sale of the Normal ITS, to advise you, promptly after either the Trust or the Guarantor receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Normal ITS, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Normal ITS or any of the Related Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use their best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at the Guarantor’s expense, as may be necessary to permit offers and sales of the Normal ITS by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).
     (b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof.

     (c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Normal ITS remain unsold by the Underwriters, the Trust and the Guarantor will file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Normal ITS, in a form satisfactory to you. If at the Renewal Deadline the Guarantor is no longer eligible to file an automatic shelf registration statement, the Trust and the Guarantor will, if they have not already done so, file a new shelf registration statement relating to such unsold Normal ITS, in a form satisfactory to you and will use their commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Trust and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Normal ITS to continue as contemplated in the expired registration statement relating to the Normal ITS. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
     (d) If, at any time when a prospectus relating to the Related Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commission thereunder, after receiving notice or becoming aware of the foregoing, the Guarantor and the Trust promptly will prepare and file or transmit for filing with the Commission, subject to paragraph (a) of this Section 5(A), an amendment or supplement that will correct such statement or omission or effect such compliance.
     (e) The Guarantor will make generally available to its security holders and to the Underwriters as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Guarantor during which the filing, or transmission for filing, of the Prospectus pursuant to Rule 424 under the Act occurs (except not later than 90 days after the end of such period if such quarter is the last fiscal quarter), an earnings statement (which need not be audited) of the Guarantor and its subsidiaries, covering such 12-month period, which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations thereunder.
     (f) Each of the Guarantor and the Trust will use its reasonable best efforts to furnish in New York City to each of the Underwriters prior to 10:00 A.M., New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, as many copies of the Prospectus and all amendments of and supplements to the Prospectus as may be reasonably requested. If the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering and sale of the Normal ITS or Related Securities and if at the time of such offering or sale any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Normal ITS or Related Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.
     (g) The Guarantor will pay all expenses incident to the performance of each of its and the Trust’s obligations under this Agreement, and will pay the reasonable expenses of printing and filing all documents relating to the offering and mailing and delivering such to Underwriters and dealers, any filing fee incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Normal ITS or Related Securities, all reasonable expenses in connection with the qualification of the Normal ITS or Related Securities for offering and sale under state securities or “blue sky” laws (including the fees and disbursements of counsel to the Underwriters in connection with such qualification and the preparation of the “blue sky” and legal investment surveys), any taxes payable in connection with the sale and delivery of the Normal ITS by the Trust to the Underwriters, and any fees charged for rating the Normal ITS or Related Securities.
     (h) Each of the Guarantor and the Trust will use its reasonable best efforts to arrange for the qualification of the Normal ITS and the Related Securities for sale under the laws of such jurisdictions as the Underwriters may designate, to maintain such qualifications in effect so long as required for the distribution of the Normal ITS or Related Securities and to arrange for the determination of the legality of the Normal ITS or Related Securities for purchase by institutional investors; provided that the Guarantor shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.
     (i) The Guarantor will issue the Guarantee concurrently with the issue and sale of the Normal ITS as contemplated herein.
     (j) To pay the required Commission filing fees relating to the Normal ITS and Related Securities within the time required by
Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.
     (k) The Guarantor and the Trust will use their best efforts to list, subject to notice of issuance, the Normal ITS on the New York Stock Exchange.
     (B) Free Writing Prospectuses.
     (a) (i) Each of the Guarantor and the Trust represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(A)(a), without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Normal ITS or the Related Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;
     (ii) Each Underwriter represents and agrees that, without the prior consent of the Guarantor and the other Underwriters, other than one or more term sheets relating to the Normal ITS and the Related Securities containing customary information and conveyed to purchasers of Normal ITS, it has not made and will not make any offer relating to the Normal ITS that would constitute a free writing prospectus that is required to be filed with the Commission under Rule 433 under the Act; and
     (iii) Any such free writing prospectus the use of which requires consent under clauses (i) and (ii) above and has been consented to by the Guarantor and the Underwriters (including the final term sheet prepared and filed pursuant to Section 5(A)(a) hereof) is listed on Schedule II(a).
     (b) Each of the Guarantor and the Trust has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.
     (c) The Guarantor agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Guarantor will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Normal ITS shall be subject to the accuracy of the representations and warranties on the part of each of the Guarantor and the Trust contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Guarantor and the Trust made in any certificates pursuant to the provisions hereof, to the performance by each of the Guarantor and the Trust of its obligations hereunder and to the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(A)(a) hereof; the final term sheet contemplated by Section 5(A)(a) hereof, and any other material required to be filed by the Guarantor or the Trust pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.
     (b) The Guarantor shall have furnished to the Underwriters a certificate, dated the Closing Date, of the Guarantor, signed by the principal financial or accounting officer of the Guarantor, to the effect that, to the best of his knowledge after reasonable investigation:
     (i) The representations and warranties of the Guarantor in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, in all material respects;
     (ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceedings for that purpose have been instituted and are pending or have been threatened as of such date;
     (iii) Since the date of the most recent financial statements included or incorporated by reference in the Pricing Prospectus, there has been no material adverse change in the financial position, long-term debt, stockholders’ equity, cash flows, results of operations or prospects relating thereto of the Guarantor and its consolidated subsidiaries, except as set forth in or contemplated by the Prospectus; and
     (iv) On or after the Applicable Time, (A) no downgrading has occurred in the rating accorded the Guarantor’s unsecured debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Guarantor’s unsecured debt securities or preferred stock or the Normal ITS.
     (c) The Trust shall have furnished to the Underwriters a certificate, dated the Closing Date, of the Trust, signed by an Administrative Trustee of the Trust, to the effect that, to the best of such Trustee’s knowledge after reasonable investigation:
     (i) The representations and warranties of the Trust in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, in all material respects; and
     (ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceedings for that purpose have been instituted and are pending or have been threatened as of such date.
     (d) Squire, Sanders & Dempsey, L.L.P., counsel for the Trust and the Guarantor, shall have furnished to the Underwriters an opinion, dated the Closing Date, to the effect that:

     (i) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;
     (ii) The Guarantor has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus;
     (iii) U.S. Bank National Association has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States, and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus;
     (iv) This Agreement has been duly authorized, executed and delivered by the Guarantor and the Trust;
     (v) Each of the Trust Agreement, the Indenture, the Guarantee Agreement, the Stock Purchase Contract Agreement and the Collateral Agreement has been duly and validly authorized, executed and delivered by the Guarantor and constitutes a valid and binding agreement of the Guarantor, enforceable in accordance with its terms, subject to (A) applicable bankruptcy, insolvency reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing; and each of the Trust Agreement, the Indenture and the Guarantee Agreement has been duly qualified under the Trust Indenture Act; and the Remarketing Agreement has been duly and validly authorized;
     (vi) The Junior Subordinated Notes have been duly and validly authorized by all necessary corporate action and, when authenticated by the Issuer Trustee, executed, issued and delivered in the manner provided in the Indenture, will constitute valid and binding obligations of the Guarantor, entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with their terms, subject to (A) applicable bankruptcy, insolvency reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing;
     (vii) The Guarantee has been duly and validly authorized by all necessary corporate action and, when executed, issued and delivered in the manner provided in the Guarantee Agreement, will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, subject to (A) applicable bankruptcy, insolvency reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing;
     (viii) The issuance by the Guarantor of Preferred Stock pursuant to the Stock Purchase Contract Agreement and the Guarantor’s certificate of incorporation, as amended, has been duly authorized and, when certificates evidencing the shares of Preferred Stock have been executed by the Guarantor and authenticated by the Guarantor’s transfer agent in the manner provided in the Stock Purchase Contract Agreement and delivered on the Stock Purchase Date, such shares will be validly issued, fully paid and non-assessable;
     (ix) The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Description of the ITS,” Description of the Stock Purchase Contracts,” “Certain Other Provisions of the Stock Purchase Contract Agreement and the Collateral Agreement,” “Description of the Junior Subordinated Notes,” “Description of the Guarantee,” “Relationship among the ITS, Junior Subordinated Notes, Stock Purchase Contracts and Guarantee” and “Description of the Preferred Stock,” insofar as these statements are descriptions of contracts, agreements or other legal documents or describe federal statutes, rules and regulations, are in all material respects accurate summaries of the matters referred to therein;
     (x) The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Certain U.S. Federal Income Tax Consequences” and “ERISA Considerations,” insofar as they purport to constitute summaries of matters of the U.S. Internal Revenue Code of 1986 and the U.S. Employee Retirement Income Security Act of 1974 and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;
     (xi) The provisions of the Collateral Agreement are effective to create in favor of the Collateral Agent for the benefit of the Guarantor a valid security interest under the UCC in all Pledged Securities Entitlements; and the provisions of the Collateral Agreement are effective under the UCC and the Federal Book-Entry Regulations to perfect the security interest of the Collateral Agent for the benefit of the Guarantor in the Pledged Security Entitlements;

     (xii) The Registration Statement has been declared effective under the 1933 Act; any required filing of each prospectus relating to the Normal ITS and Related Securities (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. The Exchange Act reports incorporated by reference into the Registration Statement (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed, as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;
     (xiii) The Registration Statement, including without limitation the Rule 430B Information, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (including without limitation each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act) (the “Rule 430B Information”), other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, and any Form T-1, as to which such counsel need express no opinion complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder;
     (xiv) Neither the Trust nor the Guarantor is, and after giving effect to the application of proceeds from the offering of the Normal ITS as contemplated in the Prospectus, will be, an “investment company” or an entity “controlled” by “investment company” within the meaning of the Investment Company Act;

     (xv) No consent, approval, license, authorization or order of any court or governmental authority or agency is required in connection with the issuance or sale of the Normal ITS, the Junior Subordinated Notes or the Guarantee, except such as may be required under state securities or “blue sky” laws;
     (xvi) No consent, approval, license, authorization or order of any federal or Delaware court or federal or Delaware government authority or agency is required for the performance by the Trust and the Guarantor of their obligations under this Agreement or the consummation of the transactions contemplated hereby;
     (xvii) To the best of such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Pricing Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement other than those described or referred to therein or incorporated by reference and the description thereof or references thereto are correct;
     (xviii) The execution and delivery of this Agreement, the Trust Agreement, the Indenture, the Guarantee Agreement, the Stock Purchase Contract Agreement and the Collateral Agreement, the issuance of the Junior Subordinated Notes and the Guarantee, and the consummation of the transactions contemplated herein and therein, and the performance of the obligations hereunder and thereunder will not result in a violation of any federal or state law nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Guarantor or the articles of association or bylaws of U.S. Bank National Association;
     (xix) The execution and delivery of this Agreement by the Trust and the performance by the Trust of its obligations hereunder, the issuance and sale of the Normal ITS and the Trust Common Securities by the Trust and the consummation of the other transactions contemplated hereby will not violate any provision of federal law or, to the best knowledge of such counsel, any agreement or instrument binding upon the Trust or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust, except such contravention as would not, individually or in the aggregate, have a Material Adverse Effect on the Trust; and
     (xx) Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that (x) such counsel has acted as counsel to the Guarantor in connection with the preparation of the Registration Statement, the Pricing Disclosure Package, the Prospectus and the documents incorporated by reference therein, and in the course of preparation of those documents such counsel has participated in conferences with representatives of the Guarantor and with representatives of Ernst & Young LLP and (y) based upon such counsel’s examination of the Registration Statement, the Pricing Disclosure Package and the Prospectus and the documents incorporated by reference therein, such counsel’s investigations made in connection with the preparation of the Registration Statement, the Pricing Disclosure Package, the Prospectus and the documents incorporated by reference therein and such counsel’s participation in the conferences referred to above, such counsel has no reason to believe that: (A) the Registration Statement including the Rule 430B Information (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, and any Form T-1, as to which no statement need be rendered), as of its effective date and each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f) under the Securities Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (B) that the Prospectus or any amendment or supplement thereto (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which no statement need be rendered) as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, nothing has come to such counsel’s attention that would lead such counsel to believe that the documents included in the Pricing Disclosure Package (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which no statement need be rendered), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the Pricing Disclosure Package as of the Applicable Time, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.
          Such counsel may rely (i) as to those matters that relate to the Indenture Trustee, the Guarantee Trust, the Property Trustee or the Collateral Agent, upon the certificate or certificates of such entity, and (ii) as to certain matters governed by

Delaware law, upon the opinion of Richards, Layton & Finger, P.A., delivered pursuant to Section 6(f).
     (e) The Guarantor shall have furnished to the Underwriters an opinion, dated the Closing Date, of Lee R. Mitau, General Counsel of the Guarantor, to the effect that:
     (i) The Guarantor is duly qualified to do business as a foreign corporation and is in good standing in each U.S. jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure so to qualify would not have a Material Adverse Effect on the Guarantor and its subsidiaries, taken as a whole;
     (ii) U.S. Bank National Association is lawfully able to transact business in each jurisdiction in which it owns or leases substantial properties or conducts business, except for the jurisdictions in which the failure to be lawfully able to conduct business would not have a Material Adverse Effect on U.S. Bank National Association and its subsidiaries, taken as a whole;
     (iii) There are no pending or, to the best of the knowledge of such counsel, overtly threatened lawsuits or claims against the Guarantor or its subsidiaries which are required to be disclosed in the Pricing Disclosure Package and the Prospectus that are not disclosed as required;
     (iv) To the best of the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Trust or to which the Trust or any of its property is subject, that are required to be described in the Pricing Disclosure Package and the Prospectus that are not described as required and there are no agreements, contracts, indentures, leases or other instruments of the Trust that are required to be described in the Pricing Disclosure Package and the Prospectus that are not described as required; and
     (v) The execution and delivery of this Agreement, each of the Trust Agreement, the Indenture, the Guarantee Agreement, the Stock Purchase Contract Agreement and the Collateral Agreement, the issuance of the Junior Subordinated Notes and the Guarantee, and the consummation of the transactions contemplated herein and therein, and the performance of the obligations thereunder will not conflict with or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Guarantor or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Guarantor or any of its subsidiaries is subject and that is material to the Guarantor and its subsidiaries, taken as a whole.
     Such counsel may rely (i) as to those matters which relate to the Indenture Trustee, the Guarantee Trustee, the Property Trustee or the Collateral Agent, upon the certificate or certificates of such entity, (ii) as to matters governed by New York law, upon the opinion of Squire, Sanders & Dempsey, L.L.P., delivered pursuant to Section 6(d) and (iii) as to certain matters governed by Delaware law, upon the opinion of Richards, Layton & Finger, P.A., delivered pursuant to Section 6(f).
     (f) Richards, Layton & Finger, P.A., special Delaware counsel to the Guarantor and the Trust, shall have furnished to the Underwriters an opinion, dated the Closing Date, to the effect that:
     (i) The Trust has been duly created and is validly existing and in good standing under the Delaware Statutory Trust Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;
     (ii) Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to own its property and conduct its business, all as described in the Prospectus;
     (iii) The provisions of the Trust Agreement, including the terms of the ITS, are permitted under the Delaware Statutory Trust Act and the Trust Agreement constitutes a valid and binding obligation of the Guarantor and the Trustees, enforceable against the Guarantor and the Trustees in accordance with its terms, subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) applicable public policy on the enforceability of provisions relating to indemnification or contribution;
     (iv) Under the Delaware Statutory Trust Act and the Trust Agreement, (A) the Trust has the trust power and authority to (x) execute and deliver this Agreement and the Other Trust Transaction Agreement and to perform its obligations under this Agreement and the Other Trust Transaction Agreements, and (y) issue and perform its obligations under the ITS and the Trust Common Securities; and (B) the Guarantor is authorized to execute and deliver this Agreement on behalf of the Trust;

     (v) Under the Delaware Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of this Agreement and the Other Trust Transaction Agreement and the performance by the Trust of its obligations hereunder and thereunder have been duly authorized by all necessary trust action on the part of the Trust;
     (vi) Under the Delaware Statutory Trust Act, the form of certificates attached to the Trust Agreement to represent the Normal ITS, Stripped ITS and Capital ITS are appropriate forms of certificates to evidence ownership of the Normal ITS, the Stripped ITS and the Capital ITS, respectively. The Normal ITS have been duly authorized by the Trust Agreement and, when delivered to and paid for by the Underwriters, in accordance with this Agreement, will be validly issued and fully paid and nonassessable beneficial interests in the Trust. The holders of the Normal ITS, the Stripped ITS and the Capital ITS are entitled to the benefits provided by the Trust Agreement (subject to the terms of the Trust Agreement); the Capital ITS and the Stripped ITS, when issued upon an Exchange in accordance with the terms of the Trust Agreement, will have been duly and validly issued and, will be fully paid and non-assessable beneficial interests in the Trust; and the holders of ITS, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, provided that such counsel may note that the holders of ITS and of the Trust Common Securities may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of ITS certificates and the issuance of replacement of ITS certificates, and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and remedies under the Trust Agreement;
     (vii) The Trust Common Securities have been duly authorized by the Trust Agreement and when issued and delivered by the Trust to the Guarantor against payment therefor described in the Trust Agreement, will be validly issued and fully paid (subject to the qualifications described in the proviso to clause (vi) next above) beneficial interests in the Trust. The Guarantor, as holder of the Trust Common Securities, will be entitled to the benefits of the Trust Agreement;
     (viii) Under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the ITS and the Trust Common Securities is not subject to preemptive rights;

     (ix) The issuance and sale by the Trust of ITS and the Trust Common Securities, the execution, delivery and performance by the Trust of this Agreement and the Other Trust Transaction Agreements, the consummation by the Trust of the transactions contemplated hereby and thereby and compliance by the Trust with its obligations hereunder and thereunder do not violate (A) any of the provisions of the Certificate of Trust of the Trust or the Trust Agreement, or (B) any applicable Delaware law or administrative regulation;
     (x) No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the ITS and the Trust Common Securities or the execution, delivery and performance by the Trust of this Agreement or the Other Trust Transaction Agreements. In rendering the opinion expressed in this paragraph (x), such counsel need express no opinion concerning the securities laws of the State of Delaware;
     (xi) The issuance by the Guarantor of Preferred Stock pursuant to the Stock Purchase Contract Agreement and the Guarantor’s certificate of incorporation, as amended, has been duly authorized and, when certificates evidencing the shares of Preferred Stock have been executed by the Guarantor and authenticated by the Guarantor’s transfer agent in the manner provided in the Stock Purchase Contract Agreement and delivered on the Stock Purchase Date, such shares will be validly issued, fully paid and non-assessable; and
     (xii) Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware and assuming that the Trust is treated as a grantor trust or as an association not taxable as a corporation for federal income tax purposes, the holders of ITS (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.
     (g) The Underwriters shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require. Sullivan & Cromwell LLP may rely (i) as to those matters that relate to the Indenture Trustee, the Guarantee Trustee, the Property Trustee or the Collateral Agent, upon the certificate or certificates of such entities, and (ii) as to matters governed by Delaware law, upon the opinion of Richards, Layton & Finger, P.A. delivered pursuant to Section 6(f).
     (h) At the time of execution of this Agreement and on the Closing Date, Ernst & Young LLP, as independent accountants of the Guarantor, shall have furnished to the Underwriters a letter, dated on each such applicable date and in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the Prospectus, and confirming that they are independent accountants within the meaning of the Act and the Exchange Act, and the respective applicable published rules and regulations of the Commission thereunder.
     (i) Subsequent to the Applicable Time, there shall not have occurred any change, or any development involving a prospective change, in or affecting the financial position, long-term debt, stockholders’ equity or results of operations of the Guarantor and its consolidated subsidiaries which the Underwriters conclude, after consultation with the Guarantor, in the judgment of the Underwriters is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Normal ITS as contemplated by the Prospectus.
     (j) The Guarantor shall have complied with the provisions of the first sentence of Section 5(A)(f) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of this Agreement.
     (k) The Guarantor shall have furnished to the Underwriters such further information, certificates and documents as they may reasonably request prior to the Closing Date.
     (l) On or after the Applicable Time, the Normal ITS shall have been accorded a rating of not less than “A” by Standard & Poor’s Ratings Service, not less than “A1” by Moody’s Investors Service, Inc. and not less than “A” by Fitch Ratings.
          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Guarantor and the Trust in writing or by telephone or telegraph confirmed in writing.

     7. Indemnification and Contribution.
     (a) The Guarantor and the Trust agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter (each an “Indemnified Person”) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including without limitation the Rule 430B Information (or any amendment to the Registration Statement), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement) or in any Issuer Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with written information relating to such Indemnified Person furnished to the Guarantor or the Trust by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement);
     (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information relating to such Indemnified Person furnished by the Underwriter as aforesaid) if such settlement is effected with the written consent of the Guarantor or the Trust (which consent shall not be unreasonably withheld or delayed); and
     (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by such Indemnified Person), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information relating to such Indemnified Person furnished by the Underwriter as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.
     (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Guarantor and the Trust, each of their respective directors or trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls the Guarantor or the Trust within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in paragraph (a) of this Section 7, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Guarantor or the Trust by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement).
     (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that when more than one of the Underwriters is an indemnified party each such Underwriter shall be entitled to separate counsel (in addition to any local counsel) in each such jurisdiction to the extent such Underwriter may have interests conflicting with those of the other Underwriter or Underwriters because of the participation of one Underwriter in a transaction hereunder in which the other Underwriter or Underwriters did not participate. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 7 is for any reason held to be unavailable to the Underwriters in accordance with its terms, the Guarantor, the Trust and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Guarantor and the Trust on the one hand and the Underwriters on the other with respect to Normal ITS sold to the Underwriters in such proportions as is appropriate to reflect the relative benefits received by the Guarantor and the Trust on the one hand and the Underwriters on the other. The relative benefits received by the Guarantor and the Trust on the one hand and the Underwriters on the other shall be deemed to be in such proportion represented by the percentage that the total commissions and underwriting discounts received by the Underwriters to the date of such liability bears to the total sales price (before deducting expenses) received by the Trust from the sale of the Normal ITS made to the Underwriters to the date of such liability, and the Guarantor and the Trust are responsible for the balance. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Underwriters failed to give the notice required under (c), then the Guarantor and the Trust on the one hand and the Underwriters on the other shall contribute to such aggregate losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Guarantor and the Trust on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Guarantor and the Trust or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Guarantor, the Trust and the Underwriters agree that it would not be just and equitable if contributions pursuant to this paragraph were determined pro rata (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this paragraph, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Normal ITS referred to in the second sentence of this paragraph that were offered and sold to the public through the Underwriters exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled under this paragraph to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls any Underwriter within the meaning of Section

15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Guarantor, each trustee of the Trust, each officer of the Guarantor and the Trust who signed the Registration Statement, and each person, if any, who controls the Guarantor or the Trust within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Guarantor and the Trust.
          8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters by notice given to the Guarantor and the Trust prior to delivery of and payment for the Normal ITS, if prior to such time (i) trading in securities generally or in the Guarantor’s securities on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, or (iii) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis or a change in financial, political or economic conditions in the United States or elsewhere, the effect of which on the financial markets of the United States or elsewhere is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or the delivery of the Normal ITS as contemplated by the Prospectus.
          9. Underwriter Default. (a) If any Underwriter shall default in its obligation to purchase the Normal ITS which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Normal ITS on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Normal ITS, then the Guarantor shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Normal ITS on such terms. In the event that, within the respective prescribed periods, you notify the Guarantor that you have so arranged for the purchase of such Normal ITS, or the Guarantor notifies you that it has so arranged for the purchase of such Normal ITS, you or the Guarantor shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Guarantor agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus that may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Normal ITS.
          (b) If, after giving effect to any arrangements for the purchase of the Normal ITS of a defaulting Underwriter or Underwriters by you and the Guarantor as provided in paragraph (a) above, the aggregate principal amount of such Normal ITS which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Normal ITS, then the Guarantor shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Normal ITS which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Normal ITS which such Underwriter agreed to purchase hereunder) of the Normal ITS of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          (c) If, after giving effect to any arrangements for the purchase of the Normal ITS of a defaulting Underwriter or Underwriters by you and the Guarantor as provided in paragraph (a) above, the aggregate principal amount of Normal ITS which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Normal ITS, or if the Guarantor shall not exercise the right described in paragraph (b) above to require non-defaulting Underwriters to purchase Normal ITS of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Guarantor, except for the indemnity and contribution agreements in Section 7; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          10. Expenses on Termination. If for any reason the Normal ITS are not delivered by or on behalf of the Guarantor as provided herein other than because of a termination of this Agreement pursuant to Section 9, the Guarantor will reimburse the Underwriters through you for all reasonable out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Normal ITS but the Guarantor shall then be under no further liability to any Underwriter except as provided in Section 7.
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Guarantor or its officers, of the Trust and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Guarantor or the Trust or any of the officers, directors or controlling persons referred to in Section 7(b) hereof, and will survive delivery of and payment for the Normal ITS. The provisions of Sections 5(A)(g) and 7 hereof shall survive the termination or cancellation of this Agreement.
          12. Arm’s Length Terms. The Trust and the Guarantor acknowledge and agree that (i) the purchase and sale of the Normal ITS pursuant to this Agreement, including the determination of the public offering price of the Normal ITS and any related discounts and commissions, is an arm’s-length commercial transaction between the Trust and the Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is and has been acting solely as a principal and not the agent or fiduciary of the Trust or the Guarantor, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Trust or the Guarantor with respect to the offering contemplated hereby and the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Trust or the Guarantor on other matters) or any other obligation to the Trust or the Guarantor except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Trust and the Guarantor, and (v) the Trust and the Guarantor have consulted their own legal and financial advisors to the extent they deemed appropriate. The Trust and the Guarantor agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Trust or the Guarantor, in connection with such transaction or the process leading thereto, or the financial, tax or other related consequences of the transaction for the Trust or the Guarantor.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, and administrators, and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.
          14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.
          15. Counterparts; Notices. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.
          All notices hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the addresses of Wachovia Capital Markets, LLC, Goldman, Sachs & Co. and UBS Securities LLC as set forth in Schedule II hereto; and if to the Guarantor or the Trust shall be sufficient in all respects if delivered or sent by registered mail to its address set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by registered mail to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Guarantor by the Underwriters upon request.
          16. Disclosure of Tax Treatment. Notwithstanding anything herein to the contrary, the Guarantor and the Trust are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Guarantor and the Trust relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
          17. Action by Underwriters. Any action under this Agreement taken by the Underwriters jointly will be binding upon all the Underwriters.
[THE NEXT PAGE IS THE SIGNATURE PAGE]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us four counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Trust, the Guarantor and the several Underwriters.

Very truly yours,

USB CAPITAL IX

By:	U.S. BANCORP, as Depositor

By:	/s/ Kenneth D. Nelson
Name: Kenneth D. Nelson
Title: Senior Vice President

U.S. BANCORP

By:	/s/ Kenneth D. Nelson

Name: Kenneth D. Nelson
Title: Senior Vice President
Underwriting Agreement

Accepted as of the date hereof:.
WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Daniel J. Norton
Name: Daniel J. Norton
Title: Managing Director

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)
UBS SECURITIES LLC

By:	/s/ Edward Arden
Name: Edward Arden
Title: Executive Director

By:	/s/ Robert L. Bacon
Name: Robert L. Bacon
Title: Associate Director
Underwriting Agreement

SCHEDULE I

Number of
Normal ITS
to be
Underwriters	Purchased
Wachovia Capital Markets, LLC	625,000
Goldman, Sach & Co.	375,000
UBS Securities LLC	250,000

Total:	1,250,000

I-1

SCHEDULE II
Title of Securities:
6.189% Fixed-to-Floating Rate Normal ITS of USB Capital IX, guaranteed on a subordinated basis by U.S. Bancorp (Liquidation Amount $1,000 per security)
Number of Securities:
1,250,000
Initial Public Offering Price:
$1,000 per Normal ITS plus accumulated distributions, if any, from the date of original issuance
Purchase Price by Underwriters:
$1,000 per Normal ITS plus accumulated distributions, if any, from the date of original issuance
Underwriters’ Compensation:
$10.00 per Normal ITS
Specified Funds for Payment of Purchase Price:
Immediately available funds by wire
Stated Amount of Trust Common Securities:
$1,000,000
Trust Agreement:
Amended and Restated Trust Agreement, dated as of March 17, 2006, among U.S. Bancorp, as Depositor, Wilmington Trust Company, as Property Trustee and as Delaware Trustee, David M. Moffett, Daryl N. Bible and Lee R. Mitau, as Administrative Trustees, and the registered holders from time to time of the ITS and the Trust Common Securities

     Initial Assets of the Trust:
(i) $1,251,000,000 of U.S. Bancorp’s Remarketable Junior Subordinated Notes due 2042, to be issued pursuant to the Indenture referred to in the Underwriting Agreement to this Schedule II is attached; and (ii) 12,510 Stock Purchase Contracts pursuant to the Stock Purchase Contract Agreement between the Trust and U.S. Bancorp, referred to in the Underwriting Agreement to which this Schedule II is attached, pursuant to which the Trust is obligated to purchase and U.S. Bancorp is obligated to sell 12,510 shares of U.S. Bancorp’s Series A Non-Cumulative Preferred Stock, $100,000 liquidation preference per share.
     Closing Date:
March 17, 2006; 10:30 A.M. (New York City time)
     Closing Location:
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
     Address for Notices, etc.:
Wachovia Capital Markets, LLC
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288
Attn: Debt Capital Markets

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attn: Registration Department

UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901
Attn: Debt Capital Markets
(a) Free Writing Prospectuses listed pursuant to Section 5(B)(a)(iii):
Final term sheet, dated March 14, 2006, prepared and filed pursuant to Section 5(A)(a).

(b) Additional Documents Incorporated by Reference:
None.